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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in (i) the Registration Statement (Form S-3 No. 333-145754) of Crystal River Capital, Inc. and in the related Prospectus, (ii) the Registration Statement (Form S-8 No. 333-144141) pertaining to the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan and (iii) the Registration Statement (Form S-11/A No. 333-130257) pertaining to the registration of 17,400,000 shares of Common Stock, of our reports dated March 12, 2008, with respect to the consolidated financial statements and schedules of Crystal River Capital, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Crystal River Capital, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

New York, NY
March 12, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm